UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Furniture Brands International, Inc.
(Name of Registrant as Specified In Its Charter)

SCSF Equities, LLC
Sun Capital Securities Offshore Fund, Ltd.
Sun Capital Securities Fund, LP
Sun Capital Securities Advisors, LP
Sun Capital Securities, LLC
Marc J. Leder
Rodger R. Krouse
Alan Schwartz
Ira Kaplan
T. Scott King

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 21, 2008, SCSF Equities, LLC issued the following press release:

ISS RECOMMENDS FURNITURE BRANDS’ SHAREHOLDERS VOTE FOR ALL THREE OF SUN CAPITAL’S NOMINEES ON THE GOLD PROXY CARD

Sun Capital Urges Shareholders to Vote the GOLD Proxy Card for Its Director Nominees

New York, April 21, 2008 - SCSF Equities, LLC (together with its affiliates, “Sun Capital”) today announced that RiskMetrics Group – ISS Governance Services (“ISS”), the leading independent proxy voting advisory and corporate governance services firm, has recommended that shareholders of Furniture Brands International, Inc. (NYSE: FBN) (“Furniture Brands” or the “Company”) vote on Sun Capital’s GOLD proxy card to elect Sun Capital’s three nominees to the Board of Directors of Furniture Brands at its 2008 Annual Meeting of Shareholders, which is scheduled for May 1, 2008.

In recommending Sun Capital’s three nominees, ISS noted the following:

•                  “…the presence [of] the three dissident nominees on the FBN board would likely prove beneficial to shareholder value. The long-term financial and operational performance of the company and the dissidents’ skill sets and track record establish both the need for change and the dissidents’ ability to effect change.”

•                  “…our review of the nominees’ background suggests that inclusion of Alan Schwartz, Ira Kaplan, and T. Scott King would bring valuable insight to the company’s board.  Mr. Schwartz is currently a Sterling Professor at Yale, specializing in corporate governance, mergers and acquisitions and commercial transactions. We believe that his academic experience in corporate governance could help bring better governance practices to the board room.”

•                  “The presence on the board of a seasoned operators like Scott King (who, as a private equity veteran likely has considerable practice holding management accountable for results) and Ira Kaplan are likely to help the company successfully execute its current strategic initiatives. On the other hand, we note that a fair number of incumbent directors were around during the 2005 turnaround plan, a plan which did not yield the desired results. As such, we believe the current board should bear at least some responsibility for the long-term underperformance of the company and could benefit from a fresh perspective and tighter management oversight.”

•                  “…we note that FBN has consistently underperformed its peers over an extended period of time. The company’s recent share price appears to have benefited as a result of buyout interest as much as, or more than, the result of any management initiative or improved earnings outlook.”

Jason Bernzweig, a Vice President for Sun Capital, said, “We are extremely pleased that RiskMetrics Group – ISS Governance Services has recommended that Furniture Brands’ shareholders vote for the election of our three highly qualified nominees.  The recommendation from ISS is consistent with our view that Furniture Brands’ shareholders would be better served by changing the composition of the Board.  Given the significant strategic and operational issues at Furniture Brands, the high degree of uncertainty regarding the Company’s latest turnaround plan, and the Board’s apparent unwillingness to consider value creating strategic proposals, we believe it is imperative that shareholders follow ISS’s recommendation and vote for Sun Capital’s three nominees – Alan Schwartz, Ira Kaplan, and Scott King.”

Mr. Bernzweig added, “We remain very concerned that Furniture Brands’ Board has continued to pursue what we believe is a failed strategy that has led to poor financial and stock price performance.  We believe that voting for our nominees will help to ensure shareholder representation on the Board, better oversight of management execution, and proper evaluation of strategic alternatives that may provide enhanced value to shareholders.”

Sun Capital strongly encourages Furniture Brands shareholders to sign, date, and return the GOLD proxy card and vote FOR Alan Schwartz, Ira Kaplan, and T. Scott King.  Shareholders who have questions, or need assistance in voting their shares, should call Sun Capital’s proxy solicitor, D.F. King & Co., Inc. at 1-800-347-4750. For more information on how to vote, as well as other proxy materials, please visit www.FBNValue.com.

About Sun Capital Partners, Inc.

Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, and other investments in market–leading companies that can benefit from its in–house operating professionals and experience.  Sun Capital affiliates have invested in and managed more than 185 companies worldwide with combined sales in excess of $35.0 billion since Sun Capital’s inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, and New York, as well as affiliates with offices in London, Tokyo, and Shenzhen. For more information, please visit www.SunCapPart.com.

Additional Information

SCSF Equities, LLC, Sun Capital Securities Offshore Fund, Ltd., Sun Capital Securities Fund, LP, Sun Capital Securities Advisors, LP, Sun Capital Securities, LLC, Marc J. Leder, Rodger R. Krouse, Alan Schwartz, Ira Kaplan and T. Scott King (collectively, the “Participants”) filed a definitive proxy statement with the SEC on April 15, 2008 containing information about the solicitation of proxies for the 2008 Annual Meeting of the shareholders of Furniture Brands International, Inc.  The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Furniture Brands International, Inc. on or about April 15, 2008.

Shareholders of Furniture Brands International, Inc. are urged to read the definitive proxy statement because it contains important information.  Detailed information relating to the Participants can be found in the definitive proxy statement filed with the SEC.  The definitive proxy statement and other relevant documents relating to the solicitation of proxies by the Participants are available at no charge on the SEC’s website at http://www.sec.gov.  In addition, Sun Capital will provide copies of the proxy statement and other relevant documents without charge upon request.  Requests for copies should be directed to Sun Capital’s proxy solicitor, D.F. King & Co., Inc., at 1-800-347-4750.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements.  All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  These statements are based on current expectations of Sun Capital Partners, Inc. and its affiliates and currently available information.  They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate.  Sun Capital does not assume any obligation to update any forward-looking statements contained in this press release.

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Contacts:
Media:	Shareholders:
Sard Verbinnen & Co	D.F. King & Co., Inc.
Jim Barron / Kara Findlay /	Richard Grubaugh /
Nathaniel Garnick	Edward McCarthy
(212) 687-8080	(212) 269-5550
Debbie Miller
(312) 895-4700